Exhibit 21    LIST OF SUBSIDIARIES

1957285 Ontario Inc. dba Quality Underwriting Services
2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
8165335 Canada Inc.
8348596 Canada Inc.
896988 Ontario Limited
9279-3280 Quebec Inc.
Accupath Diagnostic Laboratories, Inc.
Beacon Laboratory Benefit Solutions, Inc.
Bode Cellmark Forensics, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Cellmark Forensics, Inc.
Center for Disease Detection, LLC
Center for Disease Detection International, LLC
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Correlagen Diagnostics, Inc.
Covance Inc.
Curalab Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC
DCL Medical Laboratories, LLC
DCL Sub LLC
Decision Diagnostics, L.L.C. (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Limited Partnership
Dynacare Laboratories Inc.
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX
DynalifeDX Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma Dynacare Central Medical Laboratories GP Inc.
Gamma Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
GeneScreen, Inc.

Health Testing Centers, Inc.
Health Trans Services Inc.
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics Corporation
Impact Genetics, Inc.
Kaleida LabCorp, LLC
Lab Delivery Service of New York City, Inc.
LabCorp Belgium Holdings, Inc.
LabCorp BVBA
LabCorp Central Laboratories (Canada) Inc.
LabCorp Central Laboratories (China) Inc.
LabCorp Development Company
LabCorp Health System Diagnostics, LLC
LabCorp Japan, G.K.
LabCorp Limited
LabCorp Nebraska, Inc.
LabCorp Neon Ltd.
LabCorp Neon Luxembourg S.à r.l.
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Tennessee, LLC
LabCorp UK Holdings, Ltd.
Laboratoire Bio-Medic Inc.
Laboratory Corporation of America (LCA)
Laboratory Corporation of America Holdings (LCAH)
LabWest, Inc.
Lifecodes Corporation
LipoScience, Inc.
Litholink Corporation
MedAxio Insurance Medical Services GP Inc.
MedAxio Insurance Medical Services LP
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
MEDTOX Scientific, Inc.
Monogram Biosciences, Inc.
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Orchid Cellmark Ltd.
Orchid Cellmark ULC
PA Labs, Inc.
Path Lab, Incorporated
Pee Dee Pathology Associates, Inc.
Persys Technology Inc.
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
ReliaGene Technologies Inc.
Sequenom Biosciences (India) Pvt. Ltd.
Sequenom Center for Molecular Medicine, LLC
Sequenom, Inc.
SW/DL LLC
Tandem Labs Inc.
The Biomarker Factory, LLC
Viro-Med Laboratories, Inc.

Covance Inc. Operating Entities
CJB Inc.
Covance (Argentina) SA
Covance (Asia) Pte. Ltd.
Covance (Canada) Inc.
Covance (Polska) Sp.Zo.O
Covance Asia-Pacific Inc.
Covance Austria GmbH
Covance Bioanalytical Services LLC
Covance Brazil Pharmaceutical Services Limitada
Covance Central Laboratory Services Inc.
Covance Central Laboratory Services Limited Partnership
Covance Central Laboratory Services S.a r.l..
Covance Chile Services Limitada
Covance Clinical and Periapproval Services AG
Covance Clinical and Periapproval Services GmbH
Covance Clinical and Periapproval Services Limited
Covance Clinical and Periapproval Services Limited
Covance Clinical and Periapproval Services LLC
Covance Clinical and Periapproval Services SA
Covance Clinical and Periapproval Services S.a r.l.
Covance Clinical Product Developments Ltd.
Covance Clinical Research Unit Inc.
Covance Clinical Research Unit Limited
Covance Clinical Research, L.P.
Covance CLS Holdings Limited LLC
Covance CLS Holdings Partnership LP
Covance Colombia Services Limitada
Covance CRU Inc.
Covance Denmark Aps
Covance Development Services (Pty) Ltd.
Covance Hong Kong Holdings Limited
Covance Hong Kong Services Limited
Covance Hungaria Consultancy Limited Liability Company
Covance India Pharmaceutical Services Private Limited
Covance International Holdings B.V.
Covance Japan Co., Ltd.
Covance Korea Services Limited
Covance Laboratories Inc.
Covance Laboratories Korea Company Limited
Covance Laboratories Limited
Covance Limited
Covance Luxembourg S.a r.l.
Covance Market Access Services Inc.
Covance Mexico Services, S. DE R. L. De C.V.
Covance Neon Luxembourg S.a r.l.
Covance New Zealand Limited
Covance Periapproval Services Inc.
Covance Peru Services S.A.
Covance Pharmaceutical Research and Development (Beijing) Co., Ltd
Covance Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Covance Preclinical Services GmbH
Covance Pty. Ltd.
Covance Research Holdings, LLC
Covance Research Products Inc.
Covance Services (Thailand) Limited
Covance Services Malaysia Sdn. Bhd.
Covance Specialty Pharmacy LLC

Covance Taiwan Services Limited
Covance US Holdings Limited LLC
Covance US Holdings Partnership LP
Covance Virtual Central Laboratory B.V.
CRPP Inc.
Fairfax Storage Limited
Hazpen Trustees Ltd.
IFN Research, LLC
International Food Network Ltd.
International Food Network, LLC
Medaxial Limited
Safe Foods International Holdings, LLC
The Covance Charitable Foundation
The National Food Laboratory, LLC

Covance Inc. Inactive Entities
Covance Classic Laboratory Services Inc.
Covance Genomics Laboratory LLC
Covance Latin America Inc.
Covance Preclinical Corporation
PMD Properties, LLC
SLJK LLC
REIM LLC
SPHN LLC
JSG R&D LLC
Nexigent Inc.
Texas Covance GP, Inc.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.

Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.